Exhibit 3.2
BY-LAWS
Of
CENTURY BANCORP, INC.
ARTICLE FIRST
Stockholders
     Section 1. Annual Meeting. The annual meeting of stockholders shall be held on the second Wednesday of April in each year commencing 1973 (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the hour fixed by the Directors or the Chief Executive Officer and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.
     Section 2. Special Meetings. Special meetings of the stockholders may be called by the President, the Clerk, or by the Directors, and shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least one-tenth part-in interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting. No call of a special meeting of the stockholders shall be required if such notice of the meeting shall have been waived in writing by every stockholder entitled to notice thereof, or by his attorney thereunto authorized.
     Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

     Section 4. Notices. Notice of all meetings of stockholders shall be given as follows, to wit: — A written notice, stating the place, day and hour thereof, shall be given by the Clerk (or the person or persons calling the meeting), at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Such notice, if the meeting is called otherwise than by the Clerk, may be a copy of the call of the meeting; and if the meeting is not otherwise called, such notice given by the Clerk shall constitute a call of the meeting by him. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized if filed with the records of the meeting.
     Section 5. Quorum. At any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting for time to time.
     Section 6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.
     Section 7. Action at Meeting. When a quorum is present, the action of the stockholders on any matter properly brought before such meeting shall be decided by all holders of a majority of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Articles of Organization or these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.
     Section 8. Special Action. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meeting of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.
     Section 9. Record Date. The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

ARTICLES SECOND
Directors
     Section 1. Powers. The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its powers.
     Section 2. Election. A board of Directors of such number not less than three, as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting.
     Section 3. Vacancies. Any vacancy at any time existing in the Board may be filled by the Board at any meeting. The stockholders having voting power may, at a special meeting called at least in part for the purpose, choose a successor to a Director whose office is vacant, and the person so chosen shall displace any successor chosen by the Directors.
     Section 4. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the Directors by vote of a majority of the Directors then in office.
     Section 5. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
     Section 6. Removal. A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.
     Section 7. Annual Meeting. Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Directors elected at such meeting were present thereat, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors elected thereat were not present at such meeting, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.
     Section 8. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need to be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of the stockholders, or the special meeting held in lieu thereof and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent no meeting shall be held pursuant to such resolution until either each such absent Director has in writing approved the resolution or seven days have elapsed after a copy of the resolution certified by the Clerk has been mailed postage prepaid, addressed to each such absent Director at his last known home or business address.
     Section 9. Special Meetings. Special meetings of the Directors may be called by the Chief Executive Officer or by the Clerk or by the Secretary or by any two Directors and shall be held at the place designated in the call thereof.
     Section 10. Notices. Notices of any special meeting of the Directors shall be given by the Clerk to each Director, by leaving a written notice at least forty eight hours before the meeting with him or at his residence or usual place of business, or by mailing it, postage prepaid, at least four days before the meeting, to his address as registered on the books of the corporation.

Such notice, if the meeting is called otherwise than by the Clerk, may be a copy of the call of the meeting; and if the meeting is not otherwise called, such notice given by the Clerk shall constitute a call of the meeting by him. If the Clerk refuses or neglects for more than twenty-four hours after receipt of a call to give notice of such special meeting, or if the office of Clerk is vacant or the Clerk is absent from the Commonwealth of Massachusetts, or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, if filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.
     Section 11. Quorum. At any meeting of the Directors a majority of the number of Directors required to constitute a full Board, as fixed in or determined pursuant to these By-laws as then in effect, shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.
     Section 12. Action at Meeting. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by vote of a majority of those present and voting, unless a different vote is required by law, the Articles of Organization, or these By-laws.
     Section 13. Special Action. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors’ meetings. Such consent shall be treated as a vote of the Directors for all purposes.

     Section 14. Committees. The Directors may, by vote of a majority of the number of Directors required to constitute a full Board as fixed in or determined pursuant to these By-laws as then in effect, elect from their number an executive or other committees and may, by like vote, delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.
ARTICLE THIRD
Officers
     Section 1. Enumeration. The officers of the corporation shall be a President, a Treasurer, a Clerk, and such Vice Presidents, Assistant Treasurers, Assistant Clerks, Secretary, Assistant Secretaries and other officers as may from time to time be determined by the Directors.
     Section 2. Election and Vacancies. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the Directors at such meeting or at any other meeting. Any vacancy at any time existing in any office may be filled by the Directors at any meeting.
     Section 3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

     Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization or these By-laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
     Section 5. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.
     Section 6. Chief Executive Officer. The chief executive officer shall be the President except if and while the Board of Directors shall designate the Chairman of the Board to be the chief executive officer. It shall be the duty of the chief executive officer and he shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect. He shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The chief executive officer shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall from time to time designate.
     Section 7. Chairman of the Board. The Chairman of the Board (if any) shall when present preside at all meetings of the stockholders and of the Board of Directors. He shall perform such duties and have such powers additional to the foregoing as may be assigned to him, from time to time, by the Board of Directors or as elsewhere provided in these By-Laws or by law. In the absence from any such meeting of the Chairman of the Board, the

President shall preside at the meeting or, if the President also is absent, the Board of Directors shall elect a temporary Chairman to preside at the meeting.
     Section 8. President. If there is no Chairman of the Board (or in the absence or disability of any such Chairman) his powers and duties shall be performed by the President. The President shall perform such duties and have such powers additional to the foregoing as may be assigned to him, from time to time, by the Board of Directors or as elsewhere provided in these By-laws or by law.
     Section 9. Vice Presidents. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate.
     Section 10. Treasurer. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide. He shall promptly render to the Chief Executive Officer and to the Directors such statements of his transactions and accounts as Chief Executive Officer and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.
     Section 11. Assistant Treasurers. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.
     Section 12. Clerk. The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.
     Section 13. Assistant Clerks. In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.
     Section 14. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may from time to time designate.
ARTICLE FOURTH
Provisions Relating to Capital Stock
     Section 1. Shares of Capital Stock. The certificates of shares of the capital stock of the corporation shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. The Directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required by law to be on certificates. Each holder of stock represented by certificates and, upon request, each holder of uncertificated stock shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof. Any references in the Articles of Organization to the issuance of certificates shall only apply to the extent the Directors have not authorized the issuance of the subject shares (of the relevant class or series) without certificates, and any references in the Articles of Organization to the surrender of certificates shall only apply if the shares exist in certificate form.

     Section 2. Transfer of Stock. The stock of the corporation shall be transferable, so as to affect the rights of the corporation, only by the transfer recorded on the books of the corporation, in person or by duly authorized attorney and , if such shares exist in certificate form, upon the surrender of the certificate or certificates properly endorsed or assigned.
     Section 3. Equitable Interests Not Recognized. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.
     Section 4. Lost or Destroyed Certificates. The Directors of the corporation may, subject to Massachusetts General Laws, Chapter 156B, Section 29, as amended from time to time, determine the condition upon which a new certificate of stock may be issued in place of a certificate alleged to have been lost, destroyed, or mutilated.
ARTICLE FIFTH
Stock in Other Corporations
     Except as the Directors may otherwise designate, the Chief Executive Officer or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.
ARTICLE SIXTH
Inspection of Records

     Books, accounts, documents and records of the corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of the Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.
ARTICLE SEVENTH
Checks, Notes, Drafts and Other Instruments
     Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by an officer or officers or person or persons authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.
ARTICLE EIGHTH
Seal
     The seal of the corporation shall be circular in form, bearing its name, the word “Massachusetts”, and the year of its incorporation. The Treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.
ARTICLE NINTH
Fiscal Year

     The fiscal year of the corporation shall be the year ending with the 31st day of December in each year.
ARTICLE TENTH
Amendments
     These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Articles of Organization, the Directors may also make, amend, or repeal these By-laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization, or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

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